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                                                                       EXHIBIT 2

                            STOCK TRANSFER AGREEMENT
                                     AS TO
                           SHARES OF KENAN LOOMIS IN
                              CANDELA CORPORATION
                              -------------------


     THIS IS AN AGREEMENT ("this Agreement") by and between Kenan Loomis, a resident of the State of Georgia ("Loomis") and The Paideia School, Incorporated, a Georgia nonprofit corporation (the "School"), dated February 11, 1999 and by which Loomis and the School, in consideration of the mutual agreements and consideration contained in this Agreement (the mutuality, adequacy and sufficiency and receipt of which are hereby acknowledged), hereby agree as follows:

     1. Transfer of Shares. Effective the date of this Agreement: Loomis hereby conveys, assigns and transfers 80,000 shares of $.01 par value common stock of Candela Corporation (the "Shares") and all of his right, title and interest in the Shares to the School. Contemporaneously with the executive and delivery of this Agreement, (i) Loomis has duly executed and delivered a stock transfer power in favor of the School further documenting the foregoing conveyance, and (ii) the School shall deliver to Loomis a satisfaction and release of a Promissory Note, dated December 13, 1998 in the original principal amount of Two Hundred Eighty Thousand Six Hundred Six Dollars ($280,714.43) (the "Note"), from Loomis to K. Terry Dornbush, a resident of the State of Georgia ("Dornbush"), and assigned by Dornbush to the School by an Assignment of Promissory Note, dated February 11, 1999. After satisfaction of the principal and accrued interest on the note ($284,474.60) the value of the remaining shares shall constitute a charitable donation by Loomis to Paideia.

     2. Warranties. Loomis hereby represents and warrants that he is the sole owner of the Shares, that the Shares are free and clear of any liens, encumbrances or adverse claims or charges of any kind, except by reason of the Note, and that Loomis has the power to convey the Shares to the School as herein provided. The School represents and warrants that it is the holder of the Note and has the power to cancel the Note as herein provided. Each party represents and warrants to the other (a) that it or he has the power and authority to execute, deliver and perform this Agreement and (b) that the execution, delivery and performance of this Agreement is not restricted by or in violation either of any applicable law to which it or he is subject or of any organizational documents (including articles of incorporation or bylaws or partnership agreements, as amended or restated), agreement, commitment, order, ruling or proceeding to which it or he is a party or to which it or he or any of its or his assets are subject.

     3. Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the transfer of the Shares pursuant to this Agreement. The remedies of the School for breaches of representations, warranties, covenants or agreements shall not be affected by any investigation by, or knowledge of, the School prior to the date of this Agreement, and Loomis agrees to indemnify, defend and hold the School harmless for all losses, costs and expenses (including reasonable attorney's fees and expenses) arising out of his breach of any representation, warranty, covenant or agreement made by him in this Agreement.

     4. Confidentiality. The terms of this Agreement are confidential, and neither party shall discuss or disclose any of them except with the prior written consent of the other.
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Stock Transfer Agmt
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     5.   Miscellaneous.

          (a) Further Assurances; Cooperation. Each party shall do such things after the closing as may be reasonably requested by the other party in order more effectively to consummate or document the transactions contemplated by this Agreement. The parties shall cooperate with each other and their respective counsel, accountants or designees in connection with any steps required to be taken as part of their respective rights and obligations under this Agreement.

          (b) Notices. Each notice, communication and delivery under this Agreement (i) shall be made in writing signed by the party making the same,
(ii) shall specify the Section pursuant to which it is given, (iii) shall be given either in person or by a nationally recognized next business day delivery service, and (iv) if not given in person, shall be given to a party at the address set forth below the party's signature (or at such other address as a party may furnish to the other parties pursuant to this Subsection).

          (c) Assignment. No assignment or transfer by a party of its rights and obligations under this Agreement shall be made by merger or other operation of law or otherwise except with the prior written consent of the other party (which may not be unreasonably withheld). This Agreement is binding upon the parties and their successors and assigns and inures to the benefit of the parties and their permitted successors and assigns and, when appropriate to effect the binding nature of this Agreement for the benefit of the other parties, any other successor or assign.

          (d) Certain Definitions. The parties agree that (whether or not underlined): (i) "applicable law" means all provisions of any constitution, statute, law, rule, regulation, decision, order, decree, judgment, release, license, permit, stipulation or other official pronouncement enacted, promulgated or issued by any governmental authority or arbitrator or arbitration panel; (ii) "party" and "parties" and variations of such means each or all, as appropriate, of the persons who have executed and delivered this Agreement, each permitted successor or assign of such a party, and when appropriate to effect the binding nature of this Agreement for the benefit of another party, any other successor or assign of such a party; and (iii) "this Agreement" includes any amendments or other modifications and supplements, and all exhibits, schedules and other attachments, to it.

          (e) Certain Rules of Construction. The following rules of construction apply to this Agreement: (i) "including" and any other words or phrases of inclusion shall not be construed as terms of limitation, so that references to "included" matters shall be regarded as non-exclusive, non-characterizing illustrations; (ii) when "Section" or "Subsection" is capitalized in this Agreement, such shall refer to such item of or to this Agreement; (iii) titles and captions of or in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions; and (iv) whenever the context so requires, the singular includes the plural and the plural includes the singular, and the gender of any pronoun includes the other genders.

          (f) Severability. Any determination by any court of competent jurisdiction of the invalidity of any provision of this Agreement that is not essential for accomplishing its purposes shall not affect the validity of any other provision of this Agreement, which shall remain in full force and effect and which shall be construed as to be valid under applicable law.

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Stock Transfer Agmt
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          (g)  Controlling Law; Integration; Amendment; Waiver. This Agreement
is governed by, and shall be construed and enforced in accordance with, the laws of the State of Georgia. This Agreement supersedes all prior negotiations, agreements and understandings between the parties as to its subject matter, constitute the entire agreement between the parties as to its subject matter, and may not be altered or amended except in writing signed by the parties. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right to enforce the same, and no waiver by any party of any provision (or of a breach of any provision) of this Agreement, whether by conduct or otherwise, in any one of more instances shall be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision (or of a breach of any other provision) of this Agreement.

          (h) Counterparts. This Agreement may be executed in one or more counterparts (one counterpart reflecting the actual or facsimile signatures of all of the parties), each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Agreement or its terms to account for more than one of such counterparts. This Agreement may be executed by each party upon a separate copy, and one or more execution pages may be detached from one copy of this Agreement and attached to another copy in order to form one or more counterparts.

     DULY EXECUTED and delivered by the parties hereto effective as set forth above.

                                         KENAN LOOMIS



                                         /s/ Kenan Loomis
                                         ------------------------------------

                                         Address: 36 Northwood Ave.
                                                  ---------------------------
                                                  Atlanta, GA 30309
                                                  ---------------------------



                                         THE PAIDEIA SCHOOL, INCORPORATED

                                         By: /s/
                                             --------------------------------
                                                Its: Chairman
                                                    -------------------------

                                         Address:  1509 So Ponce de Leon Avenue
                                                   ----------------------------
                                                   Atlanta, GA 30307
                                                   ----------------------------